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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
          AND RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT OF 1934

In connection with the Quarterly Report of Citizens Banking Corporation ("Citizens") on Form 10-Q for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William R. Hartman, Chief Executive Officer of the Company, and Charles D. Christy, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350 and Rule 13a-14(b) under the Securities Exchange At of 1934, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Citizens.

Date: August 5, 2004


                                                       /s/ William R. Hartman
                                                       ----------------------
                                                       William R. Hartman
                                                       Chief Executive Officer


                                                       /s/ Charles D. Christy
                                                       ----------------------
                                                       Charles D. Christy
                                                       Chief Financial Officer